                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            STEINER LEISURE LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     (LOGO)

                            STEINER LEISURE LIMITED

                                                                  April 28, 2000

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Steiner Leisure Limited, which will be held at the Atlantis Hotel, Paradise Island, New Providence, The Bahamas on Friday, June 9, 2000, at 1:00 p.m. local time.

     Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. If you decide to attend the annual meeting and vote in person, you will still, of course, have that opportunity.

                                                Sincerely,

                                                /s/ Clive E. Warshaw

                                                Clive E. Warshaw
                                                Chairman of the Board and
                                                   Chief Executive Officer

                            STEINER LEISURE LIMITED
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 9, 2000

                            ------------------------

To the Shareholders:

     The annual meeting of the shareholders of Steiner Leisure Limited (the "Company") will be held at the Atlantis Hotel, Paradise Island, New Providence, The Bahamas on Friday, June 9, 2000 at 1:00 p.m. local time for the following purposes:

          1. To elect one Class I director, to serve for a term of three years;

          2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on April 11, 2000 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof.

                                            By Order of the Board of Directors

                                            Carl S. St. Philip, Jr.
                                            Secretary

April 28, 2000

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE JUNE 9, 2000 ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

                            STEINER LEISURE LIMITED
                                   SUITE 104A
                                 SAFFREY SQUARE
                              NASSAU, THE BAHAMAS

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement and the accompanying proxy are being furnished to shareholders of Steiner Leisure Limited, a Bahamas international business company (the "Company"), in connection with the solicitation of proxies by the Company's board of directors from holders of the Company's outstanding common shares, (U.S.) $.01 par value per share (the "Common Shares"), for use at the annual meeting of shareholders of the Company to be held on Friday, June 9, 2000, at the Atlantis Hotel, Paradise Island, New Providence, The Bahamas at 1:00 p.m. local time and at any adjournments or postponements thereof (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.

     Only holders of record of Common Shares as of the close of business on April 11, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, the Company had 15,533,860 Common Shares issued and outstanding. Holders of Common Shares are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each Common Share held of record as of the Record Date. Common Shares represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, shares represented by proxy will be voted "for" the election, as a director of the Company, of the nominee named in the proxy to serve until the 2003 annual meeting of shareholders, "for" the ratification of the appointment of Arthur Anderson LLP as independent auditors for the Company for fiscal year 2000 and in the discretion of the proxy holders as to any other matter which may properly be presented at the Annual Meeting.

     This Proxy Statement and the accompanying proxy card are being mailed to Company shareholders on or about April 28, 2000.

     Any holder of Common Shares giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, (ii) by a duly executed proxy bearing a later date than the date of the proxy being revoked or (iii) at the Annual Meeting, if the shareholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke the proxy. All written notices of revocation of proxies should be addressed as follows: Carl S. St. Philip, Jr., Secretary, c/o Steiner Management Services, LLC, 770 South Dixie Highway, Suite 200, Coral Gables, FL 33146.

     The holders of a majority of Common Shares issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Only those votes cast for or against a proposal are used in determining the results of a vote. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a quorum, but are not considered as having voted for purposes of determining the outcome of a vote.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The number of directors of the Company, as determined by the board of directors pursuant to the Company's Amended and Restated Articles of Association (the "Articles"), is six. In accordance with the Articles, the board of directors of the Company consists of three classes: Class I, Class II and Class III, consisting of one, two and three directors, respectively. One of the three classes is elected each year to succeed the directors or director, as the case may be, whose terms are expiring. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified unless, prior to that date, they have resigned or otherwise left office. The Class I director is to be elected at the Annual Meeting, the Class II directors are to be elected at the 2001 annual meeting of shareholders and the Class III directors are to be elected at the 2002 annual meeting of shareholders.

     At the Annual Meeting, the Class I director is to be elected to the board, to serve until the annual meeting of shareholders to be held in 2003. The nominee for election at the Annual Meeting is Clive E. Warshaw. Mr. Warshaw presently is a director of the Company. If Mr. Warshaw is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present board. The board of directors has no reason to believe that Mr. Warshaw will be unable or unwilling to serve as a director.

     The following table sets forth the names and ages (as of the date of the Annual Meeting) of the directors, the class (and year that class stands for election) to which each director has been nominated for election or elected, the positions and offices, if any, held by each director with the Company and the year during which each became a director of the Company.

     The nominee is required to receive a plurality of the votes cast to be elected as a director.

                       NAME                          AGE    POSITIONS WITH THE COMPANY    DIRECTOR SINCE
                       ----                          ---    --------------------------    --------------
CLASS I
DIRECTORS TO HOLD OFFICE UNTIL 2003
Clive E. Warshaw...................................  58    Chairman of the Board and           1995
                                                             Chief Executive Officer
CLASS II
DIRECTORS HOLDING OFFICE UNTIL 2001
Charles D. Finkelstein.............................  48    Director                            1997
Jonathan D. Mariner................................  45    Director                            1997

CLASS III
DIRECTORS HOLDING OFFICE UNTIL 2002
Leonard I. Fluxman.................................  42    President and Chief Operating       1995
                                                             Officer and Director
Michele Steiner Warshaw............................  54    Executive Vice President and        1995
                                                             Director
Steven J. Preston..................................  48    Director                            1997

     Clive E. Warshaw has served as Chairman of the Board and Chief Executive Officer and a director of the Company since November 1995. Mr. Warshaw joined Steiner Group Limited, the Company's predecessor, now known as STGR Limited ("Steiner Group"), in 1982 and served as the senior officer of the Maritime Division of Steiner Group from 1987 until November 1995. Mr. Warshaw resides in The Bahamas. Mr. Warshaw is the husband of Michele Steiner Warshaw.

     Charles D. Finkelstein has served as a director of the Company since February 1997. Since 1985, he has served as General Counsel, Secretary and a director of Faber Coe & Gregg, Inc., which operates shops offering gifts, sundries and newspapers and other publications in airports, train stations, hotels and other venues in various parts of the United States.

     Jonathan D. Mariner has served as a director of the Company since February 1997. Since November 1999, he has served as Executive Vice President and Chief Financial Officer of the Florida Marlins Major League Baseball Club. He had been Senior Vice President and Chief Financial Officer, and Vice President and Chief Financial Officer since January 1999 and February 1992, respectively. Since March 2000, he has been the President of Marlins Ballpark Development, L.L.C. From February 1989 until February 1992, Mr. Mariner served as Vice President, Finance and Administration, for the Greater Miami Convention and Visitors Bureau.

     Leonard I. Fluxman has served as President and Chief Operating Officer of the Company since January 1999, and as a director since November 1995. From November 1995 through December 1998, he served as Chief Operating Officer and Chief Financial Officer of the Company. Mr. Fluxman joined the Company in June 1994, in connection with the Company's acquisition of Coiffeur Transocean (Overseas), Inc. ("CTO"). Mr. Fluxman served as CTO's Vice President - Finance from January 1990 until June 1994 and as its Chief Operating Officer from June 1994 until November 1996. Mr. Fluxman, a certified public accountant, was employed by Laventhol and Horwath from 1986 to 1989, during a portion of which period he served as a manager.

     Michele Steiner Warshaw has served as a director of the Company since November 1995 and served as its Senior Vice President - Development from January 1996 until March 1997, when she was named Executive Vice President of the Company. Ms. Warshaw held a variety of positions with Steiner Group from 1967 until November 1995, including assisting in the design and development of shipboard facilities and services. Ms. Warshaw resides in The Bahamas. Ms. Warshaw is the wife of Clive E. Warshaw.

     Steven J. Preston has served as a director of the Company since April 1997. Since March 1997, Mr. Preston has served as an independent financial consultant. Since March 1997, he has also served as Chairman of the Board of The 203 Group, L.C., an entity formed to engage in marketing and advertising services that is currently inactive. From 1974 through February 1997, Mr. Preston was with Arthur Andersen LLP ("Arthur Andersen"), including, from September 1985, as a tax partner. Since 1995, Arthur Andersen has provided tax advice to the Company and has served as the Company's independent auditors. Mr. Preston was the partner in charge of Arthur Andersen's engagement to provide tax advice to the Company prior to his departure from that firm. Mr. Preston provides consulting services to the Company from time to time.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF CLIVE E. WARSHAW AS THE CLASS I DIRECTOR.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's board of directors met ten times in 1999.

     The board has an Audit Committee and a Compensation Committee. The board of directors does not have a nominating committee or any committee performing similar functions. The full board of directors is involved in the consideration and nomination of candidates to serve on the board. Both the Audit Committee and the Compensation Committee consist of Messrs. Finkelstein, Mariner and Preston. Mr. Preston serves as Chairman of each committee.

     The Audit Committee is responsible for reviewing internal accounting controls and accounting, auditing and financial reporting matters, including the engagement of independent auditors and the review of financial statements included in the Company's Securities and Exchange Commission filings. The Audit Committee met five times during 1999.

     The Compensation Committee is responsible for approving the compensation arrangements for executive officers and certain other officers of the Company and for establishing policies relating to that compensation. It is also responsible for administering the Company's Amended and Restated 1996 Stock Option and Incentive Plan (the "Option Plan"). The Compensation Committee met six times during 1999.

COMPENSATION OF DIRECTORS

     Messrs. Warshaw and Fluxman and Ms. Warshaw receive no compensation for serving on the board except for reimbursement of reasonable expenses incurred in connection with their attendance at board meetings. Under the Company's Non-Employee Directors' Share Option Plan (the "Directors' Plan"), each director who is not an employee of the Company or any subsidiary of the Company (a "Non-Employee Director") will receive an annual award of ten-year options to purchase 5,000 Common Shares at an exercise price per share equal to the closing price of the Common Shares on the date of grant. The option exercise price is payable either in cash or by surrender of Common Shares having a fair market value equal to the option exercise price. In addition, Mr. Preston, as Chairman of each board committee, receives an additional annual award of options to purchase 2,500 Common Shares. These options become exercisable commencing on the first anniversary of the date of grant, except that in the event of a change in control of the Company, the options are immediately exercisable. The Directors' Plan defines a "change in control" as including, among other things, (i) any change of control required to be reported on Form 8-K under the Securities Exchange Act of 1934, (ii) the acquisition, or the acquisition of the right to vote for the election of directors, of more than 20% of the Company's outstanding voting securities by a person or group without the prior approval of the Company's board of directors, (iii) during any period of 24 consecutive months, individuals who, at the beginning of such period, were directors of the Company, or individuals whose nomination or election was approved by a vote of 66 2/3% of such directors or directors previously so elected or nominated, ceasing for any reason to constitute a majority of the board or (iv) any person or group owning 20% or more of the Company's outstanding voting securities commences soliciting proxies. Each Non-Employee Director also receives $800 for each meeting of the board of directors attended and $400 for each committee meeting attended, except for the Chairman of the committees, who receives $600 for each committee meeting he attends. In addition, the Directors' Plan was amended in April 2000 to provide for extraordinary grants to each of the Non-Employee Directors in April 2000 of options to purchase 5,000 Common Shares and, in the case of Mr. Preston, options to purchase an additional 2,500 Common Shares. Awards of options under the Directors' Plan had been suspended by the board of directors in April 1999 as a result of the inception of a plan under which an annual retainer of $11,000 and the meeting payments described above would be paid to the Non-Employee Directors. That annual cash retainer has now been eliminated. Non-Employee Directors are eligible to receive awards under the Option Plan, although no grants under that plan have been made to date to Non-Employee Directors. Non-Employee Directors are reimbursed for reasonable expenses incurred in connection with their attendance at meetings of the board or committees thereof.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation for services in all capacities paid to, or earned by, the Chief Executive Officer of the Company and the four other highest paid executive officers (the "Named Executive Officers") with respect to the fiscal years ended December 31, 1999, 1998 and 1997.

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                        -------------
                                                       ANNUAL COMPENSATION(1)(2)         SECURITIES
                                                    -------------------------------      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                         YEAR     SALARY($)     BONUS($)     OPTIONS(#)(3)   COMPENSATION
---------------------------                         ----     ---------     --------     -------------   ------------
Clive E. Warshaw..................................  1999     $390,000      $390,000     63,800/4,000       $   --
  Chairman of the Board and Chief                   1998      370,000      370,000            53,565           --
  Executive Officer                                 1997      341,250      341,250            90,000           --

Leonard I. Fluxman................................  1999      280,667      280,667(5)   241,370/6,000       4,181(6)
  President and Chief Operating                     1998      240,000      240,000(5)         52,110        4,800(6)
  Officer(4)                                        1997      183,750      183,750(5)        369,000        2,375(6)

Michele Steiner Warshaw...........................  1999      155,000      $54,250            25,360           --
  Executive Vice President                          1998      147,000       51,450            21,285           --
                                                    1997      140,000       48,510            12,150           --

Amanda Jane Francis...............................  1999      126,000      126,000      58,990/1,000        4,181(6)
  Senior Vice President -- Operations               1998      126,000       95,000            19,148        4,583(6)
  of Steiner Transocean Limited                     1997      120,000       90,000            11,700           --

Sean C. Harrington................................  1999      142,224      142,224            35,980        4,051(7)
  Managing Director of Elemis Limited               1998      138,763      138,763            20,318        4,321(7)
                                                    1997      133,069(8)    39,477            49,050        4,255(7)

---------------

(1) Certain of the Named Executive Officers' compensation during the years in question was paid, in total or in part, in British pounds. All such amounts are presented in U.S. dollars based on the average exchange rate for the year in question.
(2) No other annual compensation for the Named Executive Officers is reflected because the aggregate values of the perquisites and other personal benefits received by each of the Named Executive Officers for the indicated years were less than the required threshold for disclosure (the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer).
(3) Where two amounts are shown, the first represents Common Shares, the second represents shares of common stock of Steiner Education Group, Inc. (the "SEG Stock"), a wholly-owned subsidiary of the Company ("SEG"). Where applicable, the number of Common Shares reflects adjustment for the three-for-two splits of the Common Shares effective on October 24, 1997 and April 28, 1998 (collectively, the "Share Splits").
(4) Mr. Fluxman served as Chief Operating Officer and Chief Financial Officer of the Company through December 31, 1998.
(5) Includes $30,000 deferred pursuant to a deferred compensation agreement between Mr. Fluxman and the Company.
(6) Represents the Company's contribution under its 401(k) plan.
(7) Consists of Company contributions to a private pension arrangement maintained on behalf of Mr. Harrington.
(8) Includes approximately $46,796 for 1997, which is designated as a bonus, but the payment of which was guaranteed under Mr. Harrington's employment agreement.

OPTION GRANTS IN 1999

     The following tables set forth information regarding grants of options to purchase Common Shares and options to purchase SEG Stock made by the Company during fiscal year 1999 to each of the Named Executive Officers. No share appreciation rights were granted during 1999.

                                                                   COMMON SHARE OPTIONS
                                                                   INDIVIDUAL GRANTS(1)
                                                  ------------------------------------------------------
                                                  NUMBER OF       PERCENT OF
                                                  SECURITIES    TOTAL OPTIONS
                                                  UNDERLYING      GRANTED TO      EXERCISE                 GRANT DATE
                                                   OPTIONS        EMPLOYEES         PRICE     EXPIRATION    PRESENT
NAME                                              GRANTED(#)       IN 1999        ($/SHARE)      DATE       VALUE(2)
----                                              ----------   ----------------   ---------   ----------   ----------
Clive E. Warshaw................................    63,800            7.5%         $30.563      3/12/09    $1,099,293
Leonard I. Fluxman..............................    43,190            5.1           30.563      3/12/09       744,177
                                                   198,180           23.2           15.844     10/29/09     2,279,011
Michele Steiner Warshaw.........................    25,360            3.0           30.563      3/12/09       436,960
Amanda Jane Francis.............................    11,159            1.3           30.563      3/12/09       192,273
                                                    47,831            5.6           15.844     10/29/09       550,042
Sean C. Harrington..............................    16,590            1.9           30.563      3/12/09       285,851
                                                    19,390            2.3           15.844     10/29/09       222,979

                                                                    SEG STOCK OPTIONS
                                                                   INDIVIDUAL GRANTS(1)
                                                  ------------------------------------------------------
                                                  NUMBER OF       PERCENT OF
                                                  SECURITIES    TOTAL OPTIONS
                                                  UNDERLYING      GRANTED TO      EXERCISE                 GRANT DATE
                                                   OPTIONS        EMPLOYEES         PRICE     EXPIRATION    PRESENT
NAME                                              GRANTED(#)       IN 1999        ($/SHARE)      DATE       VALUE(2)
----                                              ----------   ----------------   ---------   ----------   ----------
Clive E. Warshaw................................     4,000           26.7%         $ 98.00      9/01/09    $  254,520
Leonard I. Fluxman..............................     6,000           40.0            98.00      9/01/09       381,780
Amanda Jane Francis.............................     1,000            6.7            98.00      9/01/09        63,630

---------------

(1) The options to purchase Common Shares were granted pursuant to the Option Plan. See "Executive Compensation -- 1996 Share Option and Incentive Plan." All of the options vest and become exercisable in equal amounts over three years and have terms of ten years.
(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options using the following assumptions: (a) expected volatility of 58.64%, (b) risk-free rate of return of 6.0%, (c) dividend yield of 0.0 and (d) exercise term of 5 years. The actual value, if any, an executive officer may realize will depend on the excess of the share price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model.

AGGREGATE OPTION EXERCISES IN 1999 AND YEAR-END 1999 OPTION VALUES

     The following table sets forth information regarding option exercises and the number and year-end value of unexercised options to purchase Common Shares held at December 31, 1999 by each of the Named Executive Officers. None of the options to purchase SEG Stock has been exercised and none of those options was in the money at December 31, 1999.

                                                                              NUMBER OF
                                                                             SECURITIES
                                                                             UNDERLYING      VALUE OF UNEXERISED
                                                                             UNEXERCISED         IN-THE-MONEY
                                                                             OPTIONS AT           OPTIONS AT
                                                                              FY END(#)          FY-END($)(1)
                                           SHARES                          ---------------   --------------------
                                         ACQUIRED ON                        EXERCISABLE/         EXERCISABLE/
NAME                                     EXERCISE(#)   VALUE REALIZED($)    UNEXERCISABLE       UNEXERCISABLE
----                                     -----------   -----------------   ---------------   --------------------
Clive E. Warshaw.......................       --             $ --          263,855/129,510   $2,755,705/$210,210
Leonard I. Fluxman.....................       --               --          531,435/206,741      1,549,521/70,070
Michele Steiner Warshaw................       --               --            61,095/47,650        636,374/56,757
Amanda Jane Francis....................       --               --            31,846/78,927       281,453/109,525
Sean C. Harrington.....................       --               --            38,051/72,025         84,098/33,322

---------------

(1) The amounts set forth represent the difference between the $17.563 per share closing price at December 31, 1999 of the Common Shares issuable upon exercise of the options and the exercise price of the options, multiplied by the applicable number of shares issuable upon exercise of the options. The numbers of underlying securities and the exercise prices of the options reflect the Share Splits.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with the Named Executive Officers, as described below. All of those agreements provide for, among other things: (i) the termination of the employee by the Company solely upon the occurrence of specified events relating to the employee's conduct; (ii) an agreement from the employee not to compete with the Company, not to disclose certain confidential information of the Company and not to solicit employees of the Company to leave the Company's employ; and (iii) the continuation of compensation payments to a disabled executive officer until such officer has been unable to perform the services required of him or her for an aggregate of six months in any 12 month period. Each agreement also provides for an automobile allowance and health insurance.

     The Company has entered into six-year employment agreements, effective as of January 1, 1996, with Clive E. Warshaw, Chairman of the Board and Chief Executive Officer, and Leonard I. Fluxman, President and Chief Operating Officer. The agreements, as amended, provide for annual base salaries of not less than $290,000 and $314,000, respectively. For Mr. Warshaw, that amount represents a reduction of $100,000 (and an additional $100,000 potential reduction in bonus payments, as described below). Mr. Washaw voluntarily agreed to that reduction in light of the relative increase in senior management responsibilities being undertaken by Mr. Fluxman. These employment agreements also provide for quarterly incentive bonuses based on the Company's attainment of certain targeted earnings levels (the "Company Earnings") up to annual amounts equal to the base salaries. Those earnings levels are required to be approved for such purpose by the Compensation Committee. The agreements also provide for payments to be used for the purchase of disability insurance policies. Under the agreements, if, after a change in control of the Company, the employment of Mr. Warshaw or Mr. Fluxman is terminated, including by either of such persons as a result of a reduction in salary or other benefits, certain relocations or a determination by such person that his employment changed materially adversely, he would be entitled to receive an amount equal to 2.99 times his then base salary plus any bonus then due him, and all of his share options then not yet vested would become immediately exercisable. For such purposes, a "change in control" means (i) a change in control that would be required to be reported on Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a transaction arranged or approved by the board of directors of the Company,

(ii) any person or group, with certain exceptions, becoming the beneficial owner of 25% or more of the voting power of the then outstanding securities of the Company otherwise than through a transaction arranged or approved by the board of directors of the Company, (iii) 25% or more of the assets of the Company being sold otherwise than through a transaction approved by the Board of Directors of the Company or (iv) during a 12-month period, any three individuals, each of whom is at the beginning of such period a member of the Company's board of directors and an officer of the Company or an entity controlled by the Company, ceasing to serve in such positions other than through voluntary resignation.

     The Company has also entered into a deferred compensation agreement with Mr. Fluxman, pursuant to which Mr. Fluxman may elect to defer a designated portion of his cash compensation. Such designated amounts are held in an account maintained by the Company, which would include earnings, if any, realized with respect to the funds in such account. All amounts in such account are the property of the Company until distributed to Mr. Fluxman upon the termination of his employment. Under an agreement between Mr. Fluxman and the Company, such amounts are invested pursuant to a life insurance policy for the benefit of Mr. Fluxman under which the Company pays the premiums and is entitled to receive an amount equal to the total of such premiums from Mr. Fluxman or out of the insurance policy's death benefit proceeds.

     The Company has entered into six-year employment agreements, effective January 1, 1996, with Michele Steiner Warshaw, Executive Vice President, and Amanda Jane Francis, Senior Vice President - Operations of Steiner Transocean Limited, a Bahamas subsidiary of the Company that conducts its shipboard operations ("Steiner Transocean"). Those agreements, as amended, provide for the payment of annual base salaries of not less than $155,000 and $132,300, respectively, plus bonuses. The bonus payable to Ms. Warshaw is determined by the Compensation Committee of the board of directors. Ms. Francis is entitled to quarterly bonuses up to an aggregate of $132,300 based on the attainment of targeted quarterly and annual revenues by Steiner Transocean, which revenues are required to be approved for such purpose by the Compensation Committee.

     The Company has entered into a five-year employment agreement, effective January 1, 1996, with Sean C. Harrington, the Managing Director of Elemis Limited, a United Kingdom subsidiary of the Company which arranges for the production, packaging and supplying of the Company's products ("Elemis"). Under that agreement, as amended, Mr. Harrington's base salary is approximately $145,500. In addition, for 1999, Mr. Harrington is entitled to quarterly bonuses up to a total of approximately $145,500 based on the attainment by Elemis of certain targeted earnings, which amount is required to be approved for such purpose by the Compensation Committee. The above dollar amounts are based on the British pound to U.S. dollar exchange rate on April 19, 2000. In addition, the agreement provides that the Company will pay annually into a pension plan maintained on behalf of Mr. Harrington an amount up to five percent of his base salary.

1996 SHARE OPTION AND INCENTIVE PLAN

     Under the Company's amended and Restated 1996 Share Option and Incentive Plan (the "Option Plan"), directors, officers and certain other employees of, and consultants to, the Company can be granted a variety of long term incentives, including non-qualified share options, incentive share options, share appreciation rights, exercise payment rights, grants of restricted and unrestricted shares and performance share awards. The Option Plan is administered by the Compensation Committee of the board of directors. Under the Option Plan, the Compensation Committee determines, in its discretion, among other things, who will receive awards, when the awards will be granted, the type of awards to be granted, the number of shares or cash involved in each award, the time or times when any options granted will become exercisable and, subject to certain conditions, the price and duration of such options.

     Except as may be required under any applicable regulatory rules, the board of directors has the right at any time to amend or discontinue the Option Plan without the consent of participants or the Company's shareholders, provided that no such action may adversely affect awards previously granted without the recipient's consent.

     Options granted under the Option Plan may be made exercisable in specified installments. The term of any option may not exceed ten years from the date of grant. Payment of the option price may be made by certified or bank cashier's check, by tender of Common Shares having a fair market value equal to the option exercise price or by any other means acceptable to the Compensation Committee.

     The Option Plan provides that in the event of a change in control (which has a similar meaning as under the Directors' Plan, described above) of the Company, all share options granted under the Option Plan will automatically become fully exercisable. In addition, at any time, the Compensation Committee may accelerate awards and waive conditions and restrictions on any awards under the Option Plan to the extent it may deem appropriate.

     A total of 3,500,000 Common Shares have been reserved for issuance under the Option Plan, although that number is subject to adjustment for share dividends, share splits, recapitalizations and certain other events. The expiration date of the Option Plan, after which awards may not be made thereunder, is August 15, 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the board of directors is composed of three outside directors: Messrs. Finkelstein, Mariner and Preston.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the board of directors is responsible for approving the compensation of the Company's executive officers and for the setting of policies relating to that compensation.

COMPENSATION PHILOSOPHY

     The Compensation Committee believes that the Company's goal of maximizing shareholder value is dependent to a significant extent on the Company's ability to attract and retain qualified executive officers. In order to do so, the Compensation Committee believes that the Company is required to offer attractive compensation packages, including competitive salaries. The Compensation Committee also believes that shareholder value is further enhanced by aligning the interests of its executive officers with the interests of its shareholders. In the opinion of the Compensation Committee, the compensation arrangements for the Company's executive officers promote such an alignment of interests by offering (i) compensation in the form of bonuses tied to specified Company performance criteria or to be awarded based on other measures of individual or Company performance and (ii) the opportunity to receive Common Shares, or options to purchase Common Shares under the Option Plan.

COMPONENTS OF COMPENSATION

     The Company's compensation program for its executive officers is designed to attract, motivate, reward and retain personnel capable of making significant contributions to the long-term success of the Company. The program consists of four components -- salary, bonuses, awards under the Option Plan and various employee benefits (including automobile allowances as well as medical and life insurance and, for Mr. Fluxman, Ms. Francis and Carl S. St. Philip, Jr. (the Company's Vice President and Chief Financial Officer), who are based in the United States, 401(k) plan benefits generally available to the United States employees of the Company). The program places a significant percentage of the Company's most senior executive officers' compensation at risk, rewarding the executives if the performance of the Company warrants and, accordingly, encouraging the building of shareholder value.

     The compensation payable to the executive officers of the Company is based on the Company's employment agreements with its executive officers (collectively, the "Employment Agreements" and, individually, an "Employment Agreement"), which, with respect to the Named Executive Officers, are described above under "Executive Compensation -- Employment Agreements." The Employment Agreements with the executive officers, other than Messrs. St. Philip and Heller, were initially entered into prior to the Company's initial public offering in November 1996 and prior to the time that the Company's board of directors included outside directors, and have been amended since then to increase the amounts payable thereunder and, in one instance, to change the requirements for receipt of bonuses. The base salaries set forth in each of the Employment Agreements, as so amended, may not be reduced by the Compensation Committee.

     In determining amounts of compensation, the Compensation Committee has considered compensation practices of other publicly traded entities and the advice of independent compensation consultants. Those sources, as well as internally generated information, are evaluated by the Compensation Committee in establishing and approving executive compensation. The Compensation Committee strives to strike an appropriate balance between base salary (attracting and retaining qualified personnel), bonuses (rewarding achievement of short-term critical objectives) and option awards (directly aligning long term incentives with results for shareholders). The Compensation Committee believes that these three components help to maximize shareholder value by attracting qualified personnel to the Company, and motivating executive officers to achieve the short-term, and long-term goals of the Company.

     Annual Base Salary. The Employment Agreements for all of the Named Executive Officers reflect increases for 1999 from prior years in base salary and potential bonus payments (other than the bonus for Ms. Warshaw, the award of which is in the discretion of the Compensation Committee). The Compensation Committee believed those increases to be appropriate in view of the Company's continued strong performance during 1998, the performance of the respective executive officers and the increased responsibilities of those officers as a result of the growth of the Company.

     Annual Bonuses. The Employment Agreements for Clive E. Warshaw, Chairman of the Board and Chief Executive Officer, and Leonard I. Fluxman, President and Chief Operating Officer, provide for incentive bonuses directly tied to the performance of the Company. Those bonuses, which, in the aggregate, may not exceed the respective base salaries of Messrs. Warshaw and Fluxman for the year, are payable quarterly if the Company attains targeted levels of earnings (before taxes, depreciation and amortization) through the end of each quarter, which earnings levels are required to be approved by Compensation Committee. The bonuses may not exceed five percent (with respect to Mr. Warshaw) and two and one-half percent (with respect to Mr. Fluxman) of such targeted earnings. For 1999, the targeted earnings represented an increase in earnings from the Company's services and product sales from the prior year. The Company exceeded the targeted earnings in each of the four quarters of 1999 and Messrs. Warshaw and Fluxman each received the maximum bonus payable under his Employment Agreement.

     For 1999, under her Employment Agreement, Michele Steiner Warshaw, Executive Vice President, was entitled to such bonus as the Compensation Committee determined. For 1999, Ms. Warshaw received a bonus of $54,250. In approving that bonus, the Compensation Committee considered, primarily, the growth of the Company's revenues and earnings and Ms. Warshaw's performance. Under her Employment Agreement, Amanda Jane Francis, Senior Vice
President - Operations of Steiner Transocean, is eligible for quarterly bonuses based on the attainment of targeted quarterly and annual revenues of Steiner Transocean, which revenues are required to be approved for such purpose by the Compensation Committee. For 1999, the targeted revenues represented an increase in revenues from the prior year. Steiner Transocean exceeded those targeted revenues in each of the four quarters of 1999 and Ms. Francis received the maximum bonus payable under her employment Agreement.

     The bonus for Sean C. Harrington, Managing Director of Elemis, was based on the attainment by Elemis of targeted earnings, which were approved by the Compensation Committee. The targeted earnings for 1999 represented an increase in such earnings from the prior year. For 1999, Mr. Harrington received a bonus representing the maximum bonus for which he was eligible. The earnings upon which Mr. Harrington's bonus was based are required to be approved by the Compensation Committee for such purpose.

     Long-Term Incentive Compensation. The Option Plan was adopted in November 1996, shortly before the Company's initial public offering. The Compensation Committee makes annual grants of share options under the Option Plan to executive officers (and other employees) in amounts based on the relative salaries (which the Compensation Committee believes correspond to the relative responsibilities) of such persons and with the intention of providing additional incentives directly linked to the performance of the Company. In addition, as described above under "Executive Compensation -- 1996 Share Option and Incentive Plan," under the Option Plan, the Compensation Committee may award to executive officers and other employees of the Company other forms of long-term incentives upon such terms and conditions as the Compensation Committee may determine. In addition to the 1999 annual grant of options in March 1999, the Compensation Committee effectuated the 2000 grant of options in October 1999. This grant was made at that time in view of the fact that, despite the Company's continued strong performance, the price of the Company's Common Shares had declined from historic price levels at which previous option exercise prices were set. The Compensation Committee, therefore, believed that this early annual grant was appropriate to reward and incentivize the Company's executive officers (and other key employees). Mr. Warshaw and Ms. Warshaw voluntarily declined to be considered for the grant of such options.

     The Compensation Committee also awarded in 1999 a limited number of options to purchase SEG Stock to certain executive officers in amounts based on relative tenures with the Company, relative salaries and the relative involvement of those executive officers in the operations of SEG. SEG is the subsidiary of the Company involved in the operation of its United States massage therapy schools.

MEMBERS OF THE COMPENSATION COMMITTEE:

     Charles D. Finkelstein
     Jonathan D. Mariner
     Steven J. Preston

PERFORMANCE GRAPH

     The following graph compares the change in the cumulative total shareholder return on the Company's Common Shares against the cumulative total return (assuming reinvestment of dividends) of the Nasdaq Stock Market (U.S. and Foreign) Index and the Dow Jones Industry Group REQ (recreation products) for the period beginning November 13, 1996 (the commencement date of the Company's initial public offering) and ending December 31, 1996, and for fiscal years 1997, 1998 and 1999. The Company has not paid dividends on its Common Shares. The graph assumes that $100.00 was invested on November 13, 1996 in the Common Shares at a per share price of $5.781 (which reflects adjustment for the Share Splits), the initial public offering price, and in each of the comparative indices. The share price performance on the following graph is not necessarily indicative of future share price performance.

                        COMPARISON OF CUMULATIVE RETURN

                                    (Graph)

                                                                               NASDAQ STOCK MARKET      DOW JONES INDUSTRY GROUP
                                                 STEINER LEISURE LIMITED    (U.S. AND FOREIGN) INDEX               REQ
                                                 -----------------------    ------------------------    ------------------------
11/13/96                                                   100                         100                         100
12/31/96                                                   155                         103                          98
12/31/97                                                   357                         126                         121
12/31/98                                                   553                         173                         133
12/31/99                                                   303                         319                         136

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information, as of April 19, 2000, regarding the beneficial ownership of the Common Shares (adjusted, where applicable, to reflect the Share Splits) of (i) each director and each Named Executive Officer of the Company, (ii) directors and executive officers of the Company as a group and (iii) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Shares. All of the individuals listed are executive officers and/or, as the case may be, directors of the Company. The address for the directors and Named Executive Officers of the Company is the address of the Company, Suite 104A, Saffrey Square, Nassau, The Bahamas. Unless otherwise indicated, the beneficial owner had sole voting and dispositive power with respect to the shares.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL      PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER              OWNERSHIP         CLASS
            ------------------------------------              ----------      ----------
Clive E. Warshaw............................................  2,923,637(1)      18.8%
Leonard Fluxman.............................................    344,606(2)        2.2
Michele Steiner Warshaw.....................................     84,744(3)          *
Amanda Jane Francis.........................................     55,921(4)          *
Sean C. Harrington..........................................     48,096(5)          *
Charles D. Finkelstein......................................      4,776(6)          *
Jonathan D. Mariner.........................................      8,770(7)          *
Steven J. Preston...........................................      4,119(8)          *
Directors and executive officers as a group (10 persons)....  3,515,355(9)       22.6
William Blair & Company, L.L.C.
  22 West Adams Street, Chicago, IL 60606-5312..............  2,211,650(10)      14.2
Scudder Kemper Investments, Inc.
  345 Park Avenue, New York, NY 10154.......................  1,409,900(11)       9.1
Lord, Abbett & Co.
  90 Hudson Street, Jersey City, NJ 07302...................    943,668           6.1

---------------

   * Less than one percent
 (1) Includes 332,977 shares issuable upon exercise of currently exercisable options. Excludes 84,744 shares owned by Michele Steiner Warshaw, Mr. Warshaw's wife and the Executive Vice President of the Company as to which Mr. Warshaw disclaims beneficial ownership of these shares.
 (2) Includes 326,298 shares issuable upon exercise of currently exercisable options.
 (3) Represents shares issuable upon exercise of currently exercisable options. Excludes 2,923,237 shares owned by Clive E. Warshaw, Ms. Warshaw's husband and the Chairman of the Board and Chief Executive Officer of the Company, as to which Ms. Warshaw disclaims beneficial ownership.
 (4) Includes 44,811 shares issuable upon exercise of currently exercisable options.
 (5) Represents shares issuable upon exercise of currently exercisable options.
 (6) Includes 4,626 shares issuable upon exercise of currently exercisable options.
 (7) Includes 6,520 shares issuable upon exercise of currently exercisable options.
 (8) Includes 3,563 shares issuable upon exercise of currently exercisable options.
 (9) Includes 880,389 shares issuable upon exercise of currently exercisable options.
(10) According to a Schedule 13G filed on February 29, 2000 by William Blair & Company, L.L.C. ("William Blair"), William Blair has sole voting power with respect to 559,160 shares and sole dispositive power with respect to 2,211,650 shares.
(11) According to a Schedule 13G dated January 28, 2000, filed by Scudder Kemper Investments, Inc., ("Scudder"), Scudder has sole voting power with respect to 916,200 shares, shared voting power with respect to 18,200 shares and sole dispositive power with respect to 1,409,900 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the directors and certain officers of the Company, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all Section 16(a) reports they file.

     Based upon a review of such forms furnished to the Company and upon representations from certain persons subject to the reporting requirements of
Section 16(a), the Company is not aware of any person who did not timely file reports required by Section 16(a) of the Exchange Act during 1999.

                              CERTAIN TRANSACTIONS

ARRANGEMENTS WITH NEAL R. HELLER AND ELIZABETH S. HELLER

     In August 1999, the Company acquired four post-secondary schools in Florida (the "Schools") from Florida College of Natural Health, Inc. (the "Seller") for approximately $7.9 million in cash and $1.0 million in Common Shares. The acquisition agreement also provides for the payment of additional amounts to the Seller based on the performance of the Schools in each of 1999, 2000 and 2001. Based on that performance for 1999, the Company has paid $492,777 to the Seller.

     Neal R. Heller and Elizabeth S. Heller, who are husband and wife, each owns (and owned at the time of the acquisition) 34.5% of the Seller. As a result of the Company's acquisition of the Schools, Mr. Heller became the President and Chief Executive Officer of SEG and Ms. Heller became Vice President of FCNH, Inc., a wholly-owned subsidiary of SEG ("FCNH"). Mr. Heller has entered into a five-year employment agreement with SEG, effective August 3, 1999, which provides for a base salary of not less than $200,000 per year, plus (i) quarterly bonuses based on the Company's attainment of certain targeted earnings up to an annual amount equal to the base salary, and (ii) an additional bonus based on the earnings of certain new schools, if any, acquired by SEG. This agreement also provides for an annual automobile allowance of $12,000, up to $4,000 annually to be used for the purchase of a disability insurance policy and certain other benefits. Ms. Heller has entered into a five-year Employment Agreement with FCNH effective August 3, 1999, which provides for a salary of not less than $125,000 per year, an annual automobile allowance of $8,400 and certain other benefits.

COMPENSATION OF ROBERT SCHAVEREIN

     Robert Schaverein, since November 1999 the Managing Director of Steiner Training Limited ("Training"), a United Kingdom subsidiary of the Company responsible for the training of shipboard employees, and previously the Sales Manager of Elemis, is the son-in-law of Clive E. Warshaw and Michele Steiner Warshaw. Mr. Shaverein received compensation of approximately $89,000 and other benefits with an aggregate value of approximately $17,000 in 1999. In March 1999 and October 1999, Mr. Schaverein was granted options to purchase 3,680 and 23,971 of the Common Shares, respectively, at exercise prices of $30.563 and $15.844 per share, respectively. For 2000, Mr. Schaverein will receive a salary of approximately $75,000 plus a car allowance and certain other benefits with an aggregate value of approximately $17,000. In addition, he will be entitled to receive a bonus of up to approximately $24,000 if all of the budgeted targets of Training and the budgeted revenues of Steiner Transocean are met. The compensation amount for 1999 is based on the average British pound to U.S. dollar exchange rate for 1999. The compensation amount for 2000 is based on the British pound to U.S. dollar exchange rate on April 19, 2000. The compensation payable to Mr. Schaverein (including the targets upon which his bonus is based) is required to be approved by the Compensation Committee.

     PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen as independent auditors of the Company for the fiscal year ending December 31, 2000, subject to ratification by the shareholders. Arthur Andersen served as the Company's independent auditors for the seven fiscal years ended December 31, 1999 and has provided tax advice to the Company since 1995. Steven J. Preston, who became a director of the Company on April 1, 1997, was a tax partner of Arthur Andersen through February 1997 and, prior to his departure, was the partner in charge of Arthur Andersen's engagement to provide tax advice to the Company.

     Although ratification by the shareholders of the appointment of independent auditors is not legally required, the Board of Directors believes that such action is desirable. If the appointment of Arthur Andersen is not ratified, the Board will seek other independent auditors. However, due to the difficulty and expense of making any change of auditors so long after the beginning of the current fiscal year, it is likely that the appointment would stand for 2000 unless the Audit Committee and the Board found other good reason for making a change.

     Ratification of the selection of Arthur Andersen as the Company's independent auditors requires the affirmative vote of a majority of votes cast by holders of the Common Shares voting in person or by proxy at the Annual Meeting. A representative of Arthur Andersen will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions which the shareholders might have.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2000 FISCAL YEAR.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters that will be brought before the Annual Meeting. In the event that any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

                       EXPENSE OF SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by telephone, telegram, facsimile or in person by directors, officers or employees of the Company, who will receive no additional compensation for such services. In addition, the Company will reimburse brokers and other shareholders of record for their expenses in forwarding proxy materials to beneficial owners.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals that shareholders wish to have considered for inclusion in the proxy statement for the 2001 annual meeting of shareholders must be received at the Company's principal executive offices on or before December 29, 2000. Proposals should be directed to the Corporate Secretary, Suite 104A, Saffrey Square, Nassau, The Bahamas.

     The Company's Articles provide that for business to be properly brought before future annual meetings by a shareholder, in addition to other applicable requirements, the shareholder must be present at the meeting and written notice thereof must be received by the Company's Secretary not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"), or between February 9, 2001 and March 26, 2001. If the annual meeting is to be held more than 30 days before, or more than 60 days after the Anniversary Date, such notice must be received not later than the later of the 75th day prior to the annual meeting or the 10th day following the day on which the public announcement of the annual meeting date is first made by the Company. The shareholder's notice to the Company must include
(i) a brief description of the business to be brought before the meeting and the reasons therefor, (ii) the shareholder's name and address, as appearing in the Company's books, (iii) the number of shares beneficially owned by the shareholder and the names of any other beneficial owners of such shares, (iv) any material interest of the shareholder in such business, and (v) the names and addresses of other shareholders known by the shareholder to support such proposal and the numbers of shares beneficially owned by such other shareholders.

                                 ANNUAL REPORT

     A COPY OF THE COMPANY'S 1999 ANNUAL REPORT TO SHAREHOLDERS (CONSISTING PRIMARILY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR FISCAL YEAR 1999) IS BEING MAILED WITH THIS PROXY STATEMENT TO EACH SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING. ADDITIONAL COPIES OF THE ANNUAL REPORT OR FORM 10-K MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER BY WRITING OR CALLING CARL S. ST. PHILIP, JR., SECRETARY, C/O STEINER MANAGEMENT SERVICES, LLC, 770 SOUTH DIXIE HIGHWAY, SUITE 200, CORAL GABLES, FL 33146, TELEPHONE (305) 358-9002.

                                        By Order of the Board of Directors

                                        Carl S. St. Philip, Jr.
                                        Secretary

April 28, 2000

                                                                    APPENDIX A



                              [FORM OF PROXY CARD]

                             STEINER LEISURE LIMITED
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 9, 2000

         The undersigned hereby appoints Leonard I. Fluxman and Carl S. St. Philip, Jr., and each of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the common shares of Steiner Leisure Limited held of record by the undersigned on April 11, 2000 at the Annual Meeting of Shareholders to be held on June 9, 2000, and any adjournments or postponements thereof for purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS RETURNED WITHOUT DIRECTION BEING GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

           (IMPORTANT ---- TO BE SIGNED AND DATED ON THE REVERSE SIDE)
                                SEE REVERSE SIDE

                Please Detach and Mail in the Envelope Provided
                 /x/ Please mark your votes as in this example

                    The Board of Directors recommends a vote
                    FOR the election of Clive E. Warshaw and
                                 FOR proposal 2

                                                                                        Withhold
                                                                                      Authority to
                                                                   For Clive E.      Vote for Clive
                                                                     Warshaw           E. Warshaw
                                                                 ----------------    ---------------

1.        Election of Clive E. Warshaw as Class I Director             [ ]                 [ ]

                                                                       FOR               AGAINST              ABSTAIN

2.        Ratification of the appointment of Arthur Andersen LLP
          as independent auditors for the 2000 fiscal year.            [ ]                 [ ]                  [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment or postponement thereof. The signer hereby acknowledges the receipt of the Notice of Annual Meeting and Proxy Statement.

                                             I will attend the meeting

                                                        [ ]

                                           I will not attend the meeting

                                                        [ ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

----------------------------------------               -----------------------
              Signature                                          Date


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      Signature, if held jointly                                 Date




NOTE: Please sign exactly as your name appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.